Exhibit 23-a

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-18309 and Form S-8 No. 333-167406) pertaining to the Nordson Employees’ Savings Trust Plan of our report dated June 25, 2020, with respect to the financial statements and supplemental schedules of the Nordson Employees’ Savings Trust Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2019 and 2018.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, LTD.

Cleveland, Ohio

June 25, 2020